SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                              PLIANT SYSTEMS, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

March 31, 2000




Dear Shareholder:


It is our pleasure to invite you to attend the Annual Meeting of Shareholders. The meeting will be held on Tuesday, May 16, 2000, at 10:00 a.m. at the North Carolina Biotechnology Center, 15 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709.

At the meeting we will elect two Directors for three-year terms, approve an amendment to Pliant Systems Equity Compensation Plan increasing the number of shares of Common Stock reserved for issuance thereunder by 650,000 shares, ratify the selection of Ernst & Young LLP as independent auditors for Pliant Systems, Inc. fiscal 2000, and answer your questions.

Please use this opportunity to take part in the affairs of Pliant Systems by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE. Returning the proxy does not deprive you of your right to attend the meeting or to vote your shares in person for the matters acted upon at the meeting. The vote of every shareholder is important.

On behalf of Pliant Systems Board of Directors and management team, we look forward to greeting you and our other valued shareholders that are able to attend.


Sincerely,




Dr. John R. Hutchins, III                 David E. Orr
Chairman of the Board                     President and Chief Executive Officer

                              PLIANT SYSTEMS, INC.
                             DURHAM, NORTH CAROLINA

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS




We will hold our Annual Meeting of the Stockholders of Pliant Systems, Inc. (formerly known as BroadBand Technologies, Inc.) on Tuesday, May 16, 2000 at 10:00 a.m. at the North Carolina Biotechnology Center, 15 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709. Our company, Pliant Systems, Inc., is incorporated in Delaware. The purposes of our meeting are:

     o    to elect two directors for three-year terms;

     o to approve an amendment to our Equity Compensation Plan increasing the number of shares of our common stock reserved for issuance by 650,000 shares;

     o to ratify the selection of Ernst & Young LLP as our independent auditors for the year 2000; and

     o to transact other business that may properly come before the meeting or before we adjourn the meeting.

Stockholders owning our stock at the close of business on March 23, 2000 may attend and vote at the meeting. We will make available a complete list of the stockholders as of the close of business on March 23, 2000 who are entitled to vote at the meeting. Any stockholder may inspect the list for at least ten days before the meeting during ordinary business hours at our offices. Our offices are located at 4024 Stirrup Creek Drive, Durham, North Carolina 27703. This list will also be available at the meeting.


                                             By order of the Board of Directors


                                             John T. Autrey
                                             SECRETARY

                              PLIANT SYSTEMS, INC.
                  4024 Stirrup Creek Drive, Durham, N.C. 27703

                                 PROXY STATEMENT

          Our Board of Directors is requesting proxies for the 2000 Annual Meeting of Stockholders. The meeting will be held at the North Carolina Biotechnology Center, 15 T.W. Alexander Drive, Research Triangle Park, North Carolina on Tuesday, May 16, 2000, at 10:00 a.m. local time. You may also vote your proxy at any adjournments or postponements of the meeting. We mailed this Proxy Statement on or about April 14, 2000, to stockholders entitled to vote at the meeting.

          Whether or not you plan to attend our meeting, please sign, date and return the enclosed proxy promptly to be sure that your shares will be voted. You may revoke your proxy at any time before it is voted at the meeting by submitting a written statement revoking the previously submitted proxy, submitting a new proxy, or by attending and voting at the Annual Meeting.

          When you sign and return the proxy card, you appoint David E. Orr and John T. Autrey as your representatives at the meeting. Mr. Orr and Mr. Autrey will vote your shares, as you have instructed them on the proxy card, at the meeting. The proposals being voted are:

           o to elect as directors the two persons nominated in this Proxy Statement for a three-year term;
           o to approve an amendment to the Pliant Systems Equity Compensation Plan increasing the number of shares of common stock reserved for issuance by 650,000 shares;
           o to ratify the selection of Ernst & Young LLP as our auditors for 2000; and
           o to transact other business that may come before the meeting or before we adjourn the meeting.

          We do not know of any other business to be brought before the meeting. If an issue comes up for a vote at the meeting that is not described in this Proxy Statement, Mr. Orr and Mr. Autrey will vote your shares, under your proxy, using their best judgment. You can always vote in person at the meeting, even if you have already submitted your proxy card.

          We are paying for this proxy request. In addition to mailing you a proxy, proxies may be requested by telephone, Internet or fax and/or by contacting our directors, officers and other employees. None of our company representatives will receive any compensation for assisting in the proxy request. We expect to pay an independent party, Corporate Investor Communications, Inc. ("CIC"), approximately $5,000, plus out-of-pocket expenses, as compensation. CIC will perform the broker nominee search and distribute proxy materials to banks, brokers, nominees and other third parties. CIC will also request voted proxies from stockholders for the Annual Meeting. In addition, we may reimburse brokers and other custodians, nominees and fiduciaries for their expenses for sending proxy material to beneficial owners, in accordance with Securities and Exchange Commission regulations.


                          OUTSTANDING VOTING SECURITIES

         On March 23, the date for determining stockholders entitled to vote at the meeting, 13,637,102 shares of our common stock were outstanding. Each share is entitled to one vote on all matters covered in this proxy statement. There is a maximum of 13,637,102 votes that may be cast at the meeting.

         A "quorum" is the number of shares that must be present, in person or by proxy, for us to transact business at the meeting. The required quorum for the Annual Meeting is a majority of the shares outstanding on the record date. There must be a quorum present for the meeting to be held. All completed and signed proxy cards and telephone votes, whether representing a vote for, against, withheld, abstained or a broker non-vote, will be counted toward the quorum.

         A plurality of the votes cast is required to elect the directors. A plurality of votes equals the number of votes for a person that is greater than those cast for any other person but not necessarily more than half the total votes cast. A majority of the votes cast is required for all other actions to be voted upon at the meeting as described above.

         In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present, but do not represent votes cast with respect to any proposal. Brokers who have record ownership of shares that are held in "street name" for their clients, who are the beneficial owners of the shares, have the discretion to vote such shares on routine matters but not on non-routine matters. If the proposals to be voted upon at the meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes on the non-routine matters. Any vote with respect to the non-routine matters is referred to as a broker non-vote. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for determining the number of votes cast. A broker non-vote will not affect the outcome on any proposal in the Proxy Statement.

         An independent party will receive and tabulate all proxies and ballots. This independent party and other employees of Pliant Systems will be voting inspectors at the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table lists the only stockholders we know to be the beneficial owners of more than five percent of the outstanding shares of our common stock as of March 23, 2000:


                                                               SHARES                       PERCENT OF
                                                            BENEFICIALLY                      SHARES
          NAME AND ADDRESS                                     OWNED (1)                   OUTSTANDING (%)
          -----------------                                 -------------                 ---------------
          Goldman, Sachs and Co.
          85 Broad Street                                   1,233,392 (2)                       9.0%
          New York, NY 10004

          Loomis, Sayles & Company, L.P.                    2,156,678 (3)                      15.8%
          One Financial Center
          Boston, MA 02111


(1) The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

(2) In its Schedule 13G filed with the Securities and Exchange Commission and dated March 10, 2000, Goldman, Sachs and Co. reported that it has shared power to vote or direct the vote and shared power to dispose or to direct the disposition of the shares listed in the table.

(3) In its Schedule 13G filed with the Securities and Exchange Commission and dated February 1, 2000, Loomis, Sayles & Company, L.P. reported that it represents shares that it has a right to acquire as a result of its ownership of convertible securities. These securities consist of 5% convertible subordinated notes due May 15, 2001, which have a conversion price of $41.48 per share. In the Schedule 13G, Loomis, Sayles & Company, L.P., reported that it has
    o sole power to vote or direct the vote of 1,807,835 shares;
    o shared power to vote or direct the vote of 212,753 shares; and
    o shared power to dispose or to direct the disposition of 2,156,678 shares.

                       OWNERSHIP BY OFFICERS AND DIRECTORS

          This table shows the number of shares of our common stock that our directors and executive officers beneficially owned as of March 23, 2000 and options exercisable within 60 days on March 23, 2000.

                                                                                  OPTIONS             PERCENT OF
                                                            SHARES              EXERCISABLE             SHARES
                                                         BENEFICIALLY              WITHIN             OUTSTANDING
      NAME                                                 OWNED (1)             60 DAYS (2)              (%)
      ----                                                 ---------             -----------             ----

      Richard P. Clark                                           0                 33,166                  *
      Director

      Dr. John R. Hutchins, III                             91,714                 35,666                  *
      Chairman of the Board of Directors (3)

      Dr. Charles T. Lee                                    24,733                  8,333                  *
      Director (4)

      David E. Orr                                          80,000                 28,125                  *
      Director, President and
      Chief Executive Officer (5)

      Dr. J. Richard Jones                                 101,571                 67,383               1.2%
      Director and Executive
      Vice President (6)

      David J. McLean                                        2,325                 76,562                  *
      Vice President of Engineering (7)

      Leonard D. Hayes                                           0                 70,012                  *
      Vice President of
      Operations

      Craig M. Swinn                                             0                 26,875                  *
      Vice President of Sales
      And Marketing

      Alan E. Negrin                                             0                 16,666                  *
      Director

      All directors and executive                          300,343                441,840               5.4%
      Officers as a group (11 persons) (8)

* Represents beneficial ownership of less than one percent of common stock.

(1) The persons and trusts named in the table have sole voting and investment power for all shares shown as beneficially owned by them, except as noted below. This includes restricted stock holdings, which are shares that can be voted but are subject to a vesting schedule and forfeiture risk.

(2) These shares can be acquired through stock option exercises through May 22, 2000. These shares cannot be voted unless the option is actually exercised.

(3)  Dr. Hutchins' beneficial shares include:

     o 91,264 shares owned by Dr. John R. Hutchins, III, Revocable Trust, for which Dr. Hutchins is both the sole trustee and beneficiary; and
     o  450 shares in Dr. Hutchins' account under our 401(k) plan.

     Dr. Hutchins' shares do not include the following shares as to which Dr. Hutchins does not claim beneficial ownership:

     o  41,352 shares owned by Jane Ide Hutchins Revocable Trust, for which Jane
        I. Hutchins, the wife of Dr. Hutchins, is both the sole trustee and beneficiary; and
     o  75 shares in Jane I. Hutchins' account under our 401(k) plan.

(4) These shares include 24,733 shares owned by Dr. Lee, for which Dr. Lee is both the sole trustee and beneficiary.

(5) In connection with his employment, effective April 1, 1997, we issued to Mr. Orr 80,000 shares of our common stock. Mr. Orr will forfeit these shares of common stock if his employment with us terminates for any reason before the fifth anniversary of the grant of the stock to Mr. Orr, except under certain circumstances. Mr. Orr also received a nonqualified stock option to purchase 350,000 shares of our common stock. See "Executive Compensation - Employment Agreements."

(6) Includes 100,962 shares owned directly by Dr. Jones. Includes 609 shares in Dr. Jones's account under our 401(k) plan.

(7) These shares include 2,325 shares in Mr. McLean's account under our 401(k) plan.

 (8) These shares include 441,840 shares that the officers and directors as a group may acquire upon exercise of options within 60 days after March 23, 2000. They also include 44,375 shares that John Autrey may acquire through stock options exercisable within 60 days after March 23, 2000, and 34,677 shares that Loretta Woodall may acquire through stock options exercisable within 60 days after March 23, 2000.

                                   PROPOSAL 1

                             TO ELECT TWO DIRECTORS

          Our bylaws provide for a Board of Directors with staggered three-year terms. One-third of the directors are elected each year. Two directors will be elected at the 2000 Annual Meeting. Our Board of Directors has nominated Dr. Hutchins and Mr. Orr to serve as Class I Directors with terms that expire at the 2003 Annual Meeting of Stockholders. If any nominee becomes unavailable before the election, our Board of Directors may recommend another person. Mr. Orr and Mr. Autrey, as your representative, will vote for that person.

          Below is information concerning the two nominees for election as a director at the 2000 Annual Meeting, including each nominee's business experience for the past five years:

                                                    FIRST YEAR
                                                    ELECTED AS        TERM
      NAME                                 AGE       DIRECTOR        EXPIRES          FIVE YEAR BUSINESS EXPERIENCE
      ----                                 ---       --------        -------          -----------------------------

      Dr. John R. Hutchins, III             65         1989           2003       Our Chairman of the Board from 1988 to
                                                                                 March 31, 1997, and since January 31,
                                                                                 1998.  Our Chairman of the Board
                                                                                 Emeritus from April 1, 1997 to
                                                                                 January 31, 1998.
      David E. Orr                          48         1997           2003       Our President and Chief Executive
                                                                                 Officer from April 1, 1997.  President
                                                                                 and Chief Executive Officer of Alcatel
                                                                                 Network Systems, Inc. from August 1991
                                                                                 to March 1997.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO ELECT DR. JOHN R. HUTCHINS, III AND DAVID E. ORR AS CLASS I DIRECTORS TO SERVE FOR THREE-YEAR TERMS.

CURRENT DIRECTORS

          The following table lists information regarding our directors whose terms of office extend beyond the 2000 Annual Meeting:

                                                    FIRST YEAR
                                                    ELECTED AS       TERM
      NAME                                 AGE       DIRECTOR       EXPIRES           FIVE YEAR BUSINESS EXPERIENCE
      ----                                 ---       --------       -------           -----------------------------
      Dr. Charles T. Lee                    60         1989           2002      Chairman and founder of Charles Lee
                                                                                Enterprise, an information industry
                                                                                business development firm with a
                                                                                specialty in Asia/Pacific alliances
                                                                                since 1989.
      Alan E. Negrin                        61         1998           2002      Telecommunications industry consultant;
                                                                                previously co-founded E/O Networks in
                                                                                1993 and co-founded Optilink Corporation.
      Richard P. Clark                      52         1992           2001      Retired July 1999.  Vice President,
                                                                                Global Product Planning, AMP Inc. (TYCO
                                                                                International), from March 1999 to June
                                                                                1999.  Chief Executive Officer of
                                                                                M/A-COM, Inc. (a wholly owned subsidiary
                                                                                of AMP, Inc.), from July 1995 to February
                                                                                1999.  Associate Director of Corporate
                                                                                Development of AMP Inc., a supplier of
                                                                                connectors for electronic products, from
                                                                                July 1989 to July 1995.
      Dr. J. Richard Jones                  52         1988           2001      Our Executive Vice President and Chief
                                                                                Technical Officer since 1988.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and certain officers report their holdings and transactions in our common stock. We have reviewed our records and believe that all reports required under the Section 16(a) rules were filed on time during the fiscal year.

COMPENSATION OF DIRECTORS

         We pay our eligible directors, those directors who are not full-time employees, the following:

         o    a $10,000 retainer each year while serving on the Board;

         o a fee of $1,000 for each day on which the Board and/or committee meets or is in conference, which such directors attend, except for committee meetings held on the same date as a Board meeting or conference;

         o reimbursement for reasonable travel expenses incurred in attending meetings of the Board or committees of the Board; and

         o stock options based on the terms of the Equity Compensation Plan, which our stockholders approved on May 19, 1998.

         Under this plan, directors are granted options to purchase 5,000 shares annually. Each eligible director received these annual grants to purchase 5,000 shares in 1998 and 1999. New directors, upon their election, will be issued an initial option grant of 10,000 shares. Under the previous Directors' Stock Option Plan, eligible directors received annual grants of 1,000 shares.

         On December 10, 1998, our Board of Directors approved a repricing program for all options with an exercise price more than the current market price as of December 10, 1998. Option exercise prices were reduced to $3.25 per share, the fair market value of our common stock on December 10, 1998. The repricing program applied to 111,900 nonqualified stock options held by Richard
P. Clark, Dr. John R. Hutchins, III, Dr. Charles T. Lee and Alan E. Negrin.

MEETINGS AND COMMITTEES

         Our Board of Directors held six regular meetings, one every other month beginning in January 1999, and eleven special meetings during 1999. Average attendance by our directors at these meetings and committee meetings was 98%. Each director notified us when he would be absent from a meeting. Absences occurred as a result of travel, illness or a prior business commitment. The large number of special meetings was due to the debt restructuring discussions during 1999.

         Our Board of Directors is responsible for our overall affairs. To assist it in carrying out its duties, they have established several regular committees and delegated certain authority to these committees.

          The regular committees of our Board are the Audit Committee, the Operations Committee, the Personnel Committee and the Compensation Committee. Our Board discussed activities and concerns of the Personnel Committee and made decisions at the regular board meeting. In addition, the Board from time to time establishes other committees to make decisions about specific matters or specific transactions.


                                                                                              Number of
Board Committees                                                                             Meetings in
1999 Committee Membership                Functions of the Committee                          Fiscal 1999
-------------------------                --------------------------                          -----------
Audit Committee                            o   Recommends selection of independent                 2
---------------                                auditors to the Board
Dr. Charles T. Lee, Chairman               o   Reviews and approves proposed
Dr. John R. Hutchins, III                      accounting changes
Mr. Alan E. Negrin                         o   Reviews internal accounting controls
                                           o   Reviews our investment policy
                                           o   Reviews audit examination and annual
                                               financial reports

Compensation Committee                     o   Determines total compensation package for           7
----------------------                         CEO and others
Mr. Richard P. Clark, Chairman             o   Recommends to CEO policies on compensation
Dr. Charles T. Lee                             of employees
(all non-employee directors)               o   Administers and approves awards under our
                                               stock option plan

Personnel Committee                        o   Identifies potential candidates and establishes    None
-------------------                            qualifications for Board membership
Dr. John R. Hutchins, III, Chairman        o   Makes recommendations to the Board regarding
Mr. Richard P. Clark                           the organization and personnel of the executive
Dr. Charles T. Lee                             management team
Mr. Alan E. Negrin


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

          This table and narrative text discuss the compensation paid in 1999 as well as compensation earned in 1999 but not paid until 2000. It also includes compensation amounts for the two prior fiscal years earned by our chief executive officer and the four most highly compensated executive officers. This table also lists one former executive officer who would have been included had he still been an executive officer at fiscal 1999 year end.

                                            ANNUAL COMPENSATION                        LONG TERM COMPENSATION
                                            -------------------                        ----------------------
                                                                                    AWARDS             PAYOUTS
                                                                                    ------             -------
                                                              OTHER ANNUAL   RESTRICTED       OPTIONS/       LTIP      ALL OTHER
   NAME AND                        SALARY          BONUS      COMPENSATION      STOCK           SARS        PAYOUTS  COMPENSATION
   PRINCIPAL POSITION    YEAR       ($)           ($) (1)         ($)        AWARDS (#)        (#) (2)        ($)         ($)
   ------------------    ----       ---           -------         ---        ----------        -------        ---         ---
  David E. Orr           1999     350,000         148,750         (3)            (4)                 --        (4)      162,120 (6)
    President and        1998     350,000         175,000         (3)            (4)            400,000 (5)    (4)      397,650 (7)
    Chief Executive      1997     262,503         175,000         (3)        80,000 (5)         400,000        (4)      262,880 (8)
    Officer

  J. Richard Jones       1999     150,000         43,031          (3)            (4)                 -- (1)    (4)         (4)
    Executive Vice       1998     150,000         67,500          (3)            (4)            121,204 (9)    (4)         (4)
    President and        1997     145,008           (4)           (3)            (4)             68,596 (10)   (4)         (4)
    Chief Technology
    Officer

  James L. Chitkowski    1999        (4)            (4)           (3)            (4)                 -- (4)    (4)       45,000 (11)
    Vice President,      1998      47,903           (4)           (3)            (4)                 -- (4)    (4)       90,000 (11)
    Sales and            1997     132,500         30,000          (3)            (4)             33,369 (12)   (4)         (4)
    Marketing

  David J. McLean        1999     180,000         76,500          (3)            (4)             30,000        (4)         (4)
     Vice President,     1998     170,004         75,000          (3)            (4)            128,365 (9)    (4)         (4)
     Engineering         1997     120,006         10,000          (3)            (4)            108,365        (4)         (4)

  Leonard D. Hayes       1999     140,004         78,550          (3)            (4)             50,000        (4)         (4)
     Vice President,     1998     135,000         54,000          (3)            (4)             71,671 (9)    (4)         (4)
     Operations          1997     118,334         28,128          (3)            (4)             41,299        (4)         (4)

  Craig M. Swinn         1999     180,000        108,850          (3)            (4)             20,000        (4)       65,644 (14)
      Vice President,    1998      36,290        110,000 (13)     (3)            (4)            100,000        (4)       11,193 (14)
      Sales and          1997       (4)            (4)            (3)            (4)              (4)          (4)         (4)
      Marketing



(1) Amounts in this column include bonuses earned during the fiscal year but not necessarily paid during the fiscal year.

(2) This column includes the number of shares of common stock issuable upon exercise of options granted during 1999. We did not grant any Stock Appreciation Rights during 1999.

(3) Other Annual Compensation for executive officers is not reported. It is less than the required reporting threshold of the Securities and Exchange Commission.

(4)  There was no compensation of this type.

(5) Restricted stock award was granted to Mr. Orr on March 27, 1997 at the then current market price of $10.12 per share. The total value of the restricted stock was $235,200 at December 31, 1998, based on a price per share of $2.94. The total value of the restricted stock was $714,960 at December 31, 1999, based on a price per share of $8.937.

Includes 400,000 options considered to be granted based on the December 10, 1998 repricing of a total of 400,000 options previously granted to Mr. Orr.

(6) This amount includes $118,936 of interest on $4,000,000 deposited in a trust for January through June of 1999, based on Mr. Orr's employment agreement. It also included $43,184 in retirement benefits for 1999.

(7) This amount includes $4,042 paid during 1998 to Mr. Orr for moving expenses and $247,045 of interest on $4,000,000 deposited in a trust based on Mr. Orr's employment agreement. For a discussion of Mr. Orr's employment agreement and the payment of interest on amounts deposited in the trust, see "Employment Agreements" in the next section. This amount also includes $64,563 for 1997 and $82,000 for 1998 contributions we made to the BroadBand Technologies Supplemental Deferred Compensation Plan in 1998. This plan was terminated in August 1999.

(8) This amount includes $87,493 paid during 1997 to Mr. Orr for moving expenses and $175,387 of interest on $4,000,000 deposited in the trust based on Mr. Orr's employment agreement. For a discussion of Mr. Orr's employment agreement and the payment of interest on amounts deposited in the trust, see "Employment Agreements" in the next section.

(9) All options previously granted were repriced on December 10, 1998.

(10) This includes 22,500 options granted based on the repricing on April 2, 1997 of a total of 22,500 options previously granted to Dr. Jones.

(11) Mr. Chitkowski terminated his employment with us on May 8, 1998. In 1998, we paid Mr. Chitkowski $90,000 in connection with the termination of his employment. In 1999, we paid Mr. Chitkowski $45,000 in connection with his termination.

(12) This includes 10,000 options granted based on the repricing on April 2, 1997 of a total of 10,000 options previously granted to Mr. Chitkowski.

(13) This amount includes $60,000 paid to Mr. Swinn as a sign-on bonus and $50,000 paid as a retention bonus.

(14) We paid $11,193 to Mr. Swinn in 1998 and $65,644 in 1999 for moving expenses.

EMPLOYMENT AGREEMENTS

GENERAL

         We entered into an employment agreement with David E. Orr, referred to as the Orr Employment Agreement. We have summarized below the major terms of this agreement. This summary is not a complete description of the terms of the Orr Employment Agreement. You should read the entire employment agreement for a complete understanding of all the terms. A copy of this agreement is filed as an exhibit to reports we filed with the Securities and Exchange Commission.

SALARY AND BONUS

         Mr. Orr was appointed president and chief executive officer on April 1, 1997. Mr. Orr's term of employment is five years, but automatically renews for additional one-year periods. We or Mr. Orr may terminate the Orr Employment Agreement by written notice to the other at least one year before the termination date. Mr. Orr's base annual compensation will be at least $350,000 and he received an incentive bonus of $175,000 for his first year of employment. After the first year he will be eligible for an incentive bonus in accordance with our incentive compensation program, but the annual bonus target will be at least 50% of his current base salary. If we terminate his employment without cause during the term of the Orr Employment Agreement, Mr. Orr will receive, for two years after termination, payments based on his then-current base salary and his target bonus for the year in which the termination occurs.

SIGNING BONUS

         We also agreed to pay Mr. Orr a signing bonus of $4,000,000. We placed the $4,000,000 in a trust which will be distributed to Mr. Orr on the earlier of the fifth anniversary of the Orr Employment Agreement or the termination of Mr. Orr's employment by us without cause. If Mr. Orr voluntarily terminates his employment before the end of the Orr Employment Agreement or if we terminate his employment for cause before the end of the Orr Employment Agreement, we will not distribute the trust to Mr. Orr. A pro-rata portion of the $4,000,000 will be paid to Mr. Orr if he becomes disabled and is unable to work. Interest on the amount deposited in the trust will accumulate and be paid to Mr. Orr quarterly. In March 1999, our Board approved a modification of the employment agreement with Mr. Orr to provide that the trust be converted from a rabbi trust to a secular trust. The secular trust was established in August 1999. All income earned after August 1999 will be paid annually to Mr. Orr on January 1. All other conditions of the Orr Employment Agreement were unchanged, including the term of the employment agreement.

STOCK COMPENSATION

         We also issued to Mr. Orr 80,000 shares of our common stock. Mr. Orr will forfeit this common stock if his employment terminates for any reason before the fifth anniversary of the stock grant. If we terminate him without cause, he will retain the stock. Mr. Orr also received a nonqualified stock option to purchase 350,000 shares of common stock at an exercise price of $12.50 per share. This stock option was repriced to $3.25 per share on December 10, 1998. The option becomes exercisable upon reaching certain performance goals, but is subject to accelerated vesting upon a Change in Control under certain circumstances. Change in Control is defined on page 11 under "Effects of a Change in Control."

SUPPLEMENTAL DEFERRED COMPENSATION PLAN

         The Orr Employment Agreement also provided for a Supplemental Deferred Compensation Plan that was to be funded at $82,000 annually. The Board modified this agreement on May 18, 1999 to terminate the deferred compensation arrangement and to pay the $82,000 directly to Mr. Orr, less any tax withholdings. The balance in the plan was distributed to Mr. Orr in August 1999.

EFFECT OF A CHANGE IN CONTROL

         Mr. Orr will receive certain benefits and payments if we incur a Change in Control of our company and Mr. Orr's employment is terminated without cause within three years of the Change in Control. The Orr Employment Agreement defines Change in Control as:
         o a public offer to purchase a certain number of our common shares or other acquisition which results in at least 50% of our stock being purchased;
         o the merger or consolidation of Pliant Systems with or into another company;
         o  the sale of all, or most all, of our assets;
         o  the sale of our assets to satisfy all of our liabilities; or
         o our directors at the beginning of the agreement or directors elected by the stockholders on the recommendation of at least two-thirds of such directors (or directors previously so elected) cease to be a majority of the Board of Directors.

         Upon a Change in Control, Mr. Orr would receive the following payments and benefits:

         o full vesting of his stock option or a lump sum payment equal to the value lost under the option;
         o three lump sum payments each equal to his base salary on the date of the termination of his employment; and
         o  his bonus for the year in which his termination occurs.

         We will make the above payments on the date of his termination and the first and second anniversaries of the date of his termination. The agreement limits Mr. Orr's ability to compete with us or solicit our employees, suppliers or customers for two years after the termination of his employment.

STOCK OPTIONS GRANTED DURING FISCAL YEAR

         This table shows the stock options granted to our executive officers during 1999. No stock appreciation rights were granted to our executive officers during 1999.

            OPTION GRANTS IN THE FISCAL YEAR ENDED DECEMBER 31, 1999

                                                  INDIVIDUAL GRANTS
                            ------------------------------------------------------------
                                             % OF TOTAL                                   POTENTIAL REALIZED VALUE AT
                                               OPTIONS                                   ASSUMED ANNUAL RATES OF STOCK
                                             GRANTED TO      EXERCISE OR                             PRICE
                               OPTIONS      EMPLOYEES IN     BASE PRICE    EXPIRATION          APPRECIATION FOR
            NAME               GRANTED     FISCAL YEAR (1)     ($/SH)         DATE            OPTION TERM ($) (2)
            ----               -------     ---------------     ------         ----            -------------------
                                                                                               5%              10%
                                                                                               --              ---

David E. Orr                       -               -              -             -               -               -
J. Richard Jones                   -               -              -             -               -               -
James L. Chitkowski                -               -              -             -               -               -
Leonard D. Hayes                 25,000         1.7813          2.375        11/4/09         $37,340         $94,628
Leonard D. Hayes                 25,000         1.7813          2.094        9/30/09         $32,922         $83,432
David J. McLean                  30,000         2.1376          2.375        11/4/09         $44,809        $113,554
Craig M. Swinn                   20,000         1.4251          2.375        11/4/09         $29,873         $75,703

(1) We granted a total of 1,403,450 options to purchase shares of our common stock to all employees during 1999. Our directors were granted options to purchase 20,000 shares of common stock during 1999.

(2) We calculated the potential realizable value of the options reported above by assuming 5% and 10% annual rates of appreciation of our common stock from the date the options were granted until their expiration. These assumed annual appreciation rates comply with the rules of the Securities and Exchange Commission and are not intended to predict our future common stock price. We chose not to report the present value of the options because we do not believe any formula will determine with reasonable accuracy a present value because of unknown or rapidly changing factors. The actual value realized from the options could be substantially higher or lower than the values reported above. The actual value from the options will depend upon the future appreciation or depreciation of our common stock during the option period and the timing of exercise of the options.

STOCK OPTIONS EXERCISED DURING FISCAL YEAR AND YEAR END VALUES OF UNEXERCISED OPTIONS

          This table shows information about the stock options exercised by some of our executive officers. No stock appreciation rights were exercised by these executive officers during 1999.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION

                          SHARES
                        ACQUIRED ON      VALUE     NUMBER OF UNEXERCISED OPTIONS  VALUE OF UNEXERCISED IN-THE-MONEY
                         EXERCISE      REALIZED              AT FY-END                    OPTIONS AT FY-END
         NAME               (#)         ($) (1)    (#)EXERCISABLE/UNEXERCISABLE    ($)EXERCISABLE/UNEXERCISABLE (2)
         ----               ---         -------    ----------------------------       -----------------------------
David E. Orr                 0             0             21,875 / 378,125                  124,403 / 2,150,397
J. Richard Jones             0             0             62,852 /  58,352                  357,439 /   331,848
James L. Chitkowski          0             0                  0 /       0                        0 /         0
Leonard D. Hayes             0             0             49,451 /  87,220                  282,578 /   546,795
David J. McLean              0             0             51,750 / 106,615                  294,302 /   632,570
Craig M. Swinn               0             0             20,000 / 100,000                  146,140 /   715,800


(1) Upon exercise of the option, an option holder did not receive the amount reported above under the column entitled, "Value Realized." The amounts reported above under this column reflect the amount by which the value of our common stock on the date the option was exercised exceeded the exercise price of the option. The option holder does not receive any cash until the shares of common stock issued upon exercise of the options are sold.

(2) The value of our common stock at December 31, 1999 was $8.937 per share. Value was determined by taking the last sale price of our common stock on that date as reported by the Over the Counter Bulletin Board (OTCBB). The value of options was determined by subtracting the total exercise prices of the options from the value of the common stock issued upon exercise of the options.

DIRECTORS' STOCK OPTION PLAN

         Our directors approved the Directors' Stock Option Plan, also called the Formula Plan, on March 23, 1994. Our stockholders approved the Formula Plan on May 23, 1994. The Formula Plan allows us to grant stock options to compensate directors who are not full-time employees. The Formula Plan also allows for unbiased administration of our other stock option plans under Rule 16b-3 of the Securities and Exchange Commission. The Formula Plan was terminated as to future grants on May 19, 1998 when our stockholders approved the Equity Compensation Plan.

         Our Compensation Committee administered the Formula Plan. The termination, vesting, exercise, date of issuance and exercise price of options are fixed by the terms of the Formula Plan. No future grants of options will be made under the Formula Plan.

             The Formula Plan provided that each eligible director would be initially granted options to acquire 10,000 shares of our common stock upon his initial appointment to the Board. This was known as the initial grant. On the date of our Annual Stockholders Meeting, each eligible director would be granted options to purchase an additional 1,000 shares of our common stock. This was known as the annual grant. As of March 17, 1998, annual grants will be made to each eligible director to purchase 5,000 shares of our common stock, and options to purchase 10,000 shares of our common stock will be granted to a new director when elected. The exercise price of all options granted under the Formula Plan equals the fair market value of our common stock on the date of grant.

         The initial grants to eligible directors in 1994 were reduced to less than 10,000 shares for certain directors whose options under our 1992 Nonqualified Stock Option Plan had not vested. On March 17, 1998 Dr. Lee, Dr. Hutchins, and Mr. Clark were each granted options for 10,000 shares under the Formula Plan in recognition of their efforts in recruiting new management and establishing our new direction. Mr. Alan Negrin was granted options under the Formula Plan for 10,000 shares upon his appointment as a new director on April 27, 1998. The following options were issued to directors under the Formula Plan:

         o  Mr. Clark was granted options for 19,000 shares;
         o  Dr. Lee was granted options for 24,000 shares;
         o  Dr. Hutchins was granted options for 21,500 shares;
         o  Mr. Negrin was granted options for 10,000 shares;
         o Mr. McLernon (who resigned as a member of our Board of Directors on January 26, 1998) was granted options for 9,000 shares; and
         o Mr. Boswell (who resigned as a member of our Board of Directors on May 20, 1997) was granted options for 10,500 shares.

         Our directors approved the Equity Compensation Plan on March 17, 1998. Our stockholders approved the Equity Compensation Plan on May 19, 1998. The Equity Compensation Plan provides for the grant of different types of equity-based compensation awards under one plan. Awards under the Equity Compensation Plan may be made to participants by incentive stock options, nonqualified stock options, restricted stock and other forms of equity-based compensation. The Compensation Committee administers the Equity Compensation Plan. The ISO Plan, Nonqualified Plan and Formula Plan were terminated as to future grants on May 19, 1998.

         Effective May 19, 1998, all grants made to directors will be granted under the Equity Compensation Plan. Annual grants for eligible directors were made for 5,000 shares from the Equity Compensation Plan on May 19, 1998. On May 18, 1999, eligible directors were granted options for 5,000 shares as an annual grant under the Equity Compensation Plan. As of December 31, 1999, all eligible directors had been granted options for 10,000 shares under the Equity Compensation Plan.

         The exercise price of all options granted under the Equity Compensation Plan equals the fair market value of our common stock on the date of grant.

         Initial grants vest in three equal installments, except that the initial grants made in 1994 vest in accordance with categories in the Formula Plan. These categories were based on the service provided to us by each eligible director before the initial grant. Annual grants under the Formula Plan vest in all cases on the date of the stockholders Annual Meeting that follows the date of the annual grant. Annual grants under the Equity Compensation Plan generally vest on the date of the stockholders Annual Meeting but not later than 12 months after the date of the grant.

RETIREMENT SAVINGS PLAN

          We have a retirement savings plan for our employees that is intended to qualify as a tax deferred retirement plan under Sections 401(a) and 401(k) of the Internal Revenue Code. Eligible employees are permitted to contribute to the retirement savings plan through payroll deductions within legal limitations. These deductions are also subject to limitations included in the retirement savings plan. We match fifty percent of the first six percent of salary deferrals of participants in the retirement savings plan. In 1997, we converted administration and investment of assets held under our 401(k) plan from Paine Webber to Fidelity Institutional Retirement Services Company to improve its competitiveness and reduce administration burden and costs.

FLEXIBLE BENEFITS PLAN

          We have a flexible benefits plan for our employees that is intended to qualify as a nontaxable employee health and welfare plan under Section 125 of the Internal Revenue Code. Eligible employees are entitled to deduct their paid premiums for our group medical plan from pre-tax salary, subject to any limitations included in the flexible benefits plan and under applicable law.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           During 1999 the members of the Compensation Committee of the Board of Directors were Mr. Clark (Chairman) and Dr. Charles T. Lee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

          The Compensation Committee reviews salary and bonus incentives for executives, and makes recommendations to the Board for consideration and approval. The Compensation Committee also administers the Equity Compensation Plan, which enables us to offer stock through options or other equity-based compensation awards for the purpose of attracting and retaining employees and others who provide services of value to us.

          The actions taken by the Committee and a description of the effect on the 1999 compensation of Mr. Orr, our president and chief executive officer, are discussed below:

COMPENSATION STRATEGY

         The Committee is responsible for ensuring that executive compensation is based on objective measures of performance by the company, the individual, and, where appropriate, the organizational unit. The committee also believes that compensation should vary with corporate performance and should be driven by the long-term interests of the stockholders. The compensation strategy the Committee follows is based on the following principles:

           o base salary ranges at all levels should be competitive and adjustments within the range should award performance and contribution to the company;

           o bonus compensation should become a larger part of total compensation as we grow and/or as an employee takes on greater responsibilities; payouts should be based on performance compared to well-defined targets and measures that influence growth in the value of our stock;

           o stock options and other forms of equity interest should be granted broadly among our employees. This promotes and increases personal interest in the welfare of the company, and encourages employees to think and act like owners. The specific agreements should have terms that encourage continued employment and should provide long-term incentives for all participating employees. This will aid our continued growth and financial success; and

           o retirement and benefit packages should be competitive and designed to promote career commitment to the company.

          The compensation program for our executives is composed of the above items. For the executive officer levels, the Compensation Committee continues to benchmark total compensation opportunities (base salaries, annual incentives and long-term incentives) at the 50th percentile market consensus for companies with annual revenues of approximately $250 million. Although this is substantially higher than our current and future forecasted revenue, it is more representative of the types of companies with which we compete for executive talent.

          In terms of compensation mix, we rely primarily on higher levels of annual and long-term incentives as the primary means of achieving a market-competitive status.

COMPENSATION ACTIONS

           At the beginning of 1999, we set target awards based on meeting annual financial, strategic and individual goals approved by the Committee and the Board. The Committee recommended an 85% payout of the target awards. Our Board approved the payout and used it to determine the 1999 bonus compensation shown in the salary column of the Summary Compensation Table.

           We grant stock options broadly among employees. Options generally vest in installments over a number of years to encourage employees to remain employed. After benchmarking the practices of other companies and as part of a retention strategy, the Committee accelerated the vesting of the most broadly used option agreement from five years to four years. We applied this acceleration to all levels of current employees, except for officers, and to future hires from January 1, 2000. We award all new hires an initial grant soon after they begin working with us. The Committee also granted additional options to promoted employees and certain key contributors in 1999 as well as to most key executives.

         The welfare benefits provided to executives are competitive to market and are made available to all employees. This includes participation in our Retirement Savings Plan (401(k) Plan) through which we match fifty percent of an employee's salary deferrals, up to six percent of salary.

CEO COMPENSATION

          BASE SALARY: Mr. Orr was hired at an annual salary of $350,000 in April 1997, based on his employment agreement and competitive to market consensus levels. His salary remained the same in 1999.

         BONUS: We made significant progress on the development of our new product, the Pliant(TM) 3000 Integrated Access Platform. We announced details of our product and our new branding and positioning strategy. We have received commitments for field trials of our new product from four potential customers. Our net loss for 1999 was $1.96 per share compared with 1998 net loss of $0.21 per share. If we exclude one-time items that occurred in 1998, our net loss would have been $2.35 in 1998. In November 1999, we decided to discontinue our negotiations for restructuring our $115.0 million bonds that are due on May 15, 2001. Based on our 1999 progress and results, Mr. Orr received 85% of his $175,000 bonus target award in February 2000.

          SUPPLEMENTAL DEFERRED COMPENSATION: In accordance with Mr. Orr's employment agreement, we established a Supplemental Deferred Compensation Plan. Mr. Orr elected to defer $143,500 in 1998. Our Board modified Mr. Orr's employment agreement on May 18, 1999 and terminated the trust. As a result, we paid Mr. Orr $154,724 from the Supplemental Deferred Compensation Plan in August 1999.

         STOCK OPTIONS/RESTRICTED STOCK: As part of the Orr Employment Agreement, Mr. Orr was granted 350,000 nonqualified stock options which will become exercisable upon our meeting certain performance goals. He also was issued 80,000 shares of our common stock, which he will forfeit if his employment with us terminates for any reason before the fifth anniversary of the grant of the stock, unless we terminate him without cause. On December 17, 1997, Mr. Orr was granted 50,000 nonqualified stock options which will vest over four years. In 1998, Mr. Orr's grants of 350,000 and 50,000 stock options were repriced to $3.25 per share. There were no new grants to Mr. Orr in 1999.

CONCLUSION

          The Committee believes the quality of executive leadership makes a significant difference in our long-term performance. It is in our stockholders' interest to pay compensation that rewards high expectations and continuous improvement, as long as there is risk when expectations are not met or when improvement does not occur. The Committee also believes incentives should relate to our corporate performance, so all employees think and act like owners in their desire to maximize stockholder value. The Committee believes the current compensation program is making progress toward these goals.

The Compensation Committee:
Mr. Richard P. Clark, Chairman
Dr. Charles T. Lee

                                PERFORMANCE GRAPH

          The graph below is a line presentation on an indexed basis for the period July 1, 1993 (the initial trading date of our common stock) through February 29, 2000, comparing our cumulative stockholder return for that period to the cumulative total return of the Nasdaq Stock Market (U.S.), the Nasdaq Non-Financial Stocks and two peer groups. The total return is based on a $100 investment on July 1, 1993 and assumes the dividends were reinvested quarterly.

                      COMPARATIVE SIXTY-TWO TOTAL RETURNS
                     JULY 1, 1993 THROUGH FEBRUARY 29, 2000
                            FOR PLIANT SYSTEMS, INC.,
                           NASDAQ STOCK MARKET (U.S.),
                           NASDAQ NON-FINANCIAL STOCKS
                               AND TWO PEER GROUPS



                             12/94       12/31/95    12/31/96    12/31/97    12/31/98    12/31/99     2/29/00
                            ------       --------    --------    ---------    --------    --------     -------
     PLIANT SYSTEMS         $100.00     $  53.28    $  48.36    $  13.52     $   9.63    $  29.30     $  34.02

     NASDAQ STOCK
     MARKET (U.S.)          $100.00      $141.34     $173.90     $213.07      $300.43     $555.97      $636.31

     NASDAQ NON-
     FINANCIAL  (U.S.)      $100.00      $139.26     $169.17     $198.10      $290.85     $573.71      $670.49

     OLD PEER GROUP
     SOURCE: NASDAQ         $100.00      $113.18     $161.08     $186.77      $171.48     $731.10      $716.70

     NEW PEER GROUP
     SOURCE: NASDAQ         $100.00      $129.20     $206.85     $251.65      $243.45     $398.92      $483.53


         Old Peer Group consists of ADC Telecommunications; Advanced Fibre Communications, Inc.; Andrew Corporation; Aware, Inc.; Ciena Corporation; General Instruments; General Semiconductor; Newbridge Networks; PairGain Technologies; Qualcomm, Inc.; Scientific-Atlanta, Inc.; Tellabs, Inc.; and Westell Technologies, Inc.

         New Peer Group consists of ADC Telecommunications; Advanced Fibre Communications, Inc.; Carrier Access Corporation; Copper Mountain; Efficient Network; Newbridge Networks; Next Level Communications; Orckit; PairGain Technologies, Inc.; Tellabs, Inc.; Westell Technologies, Inc.

         The change from Peer Group #1 to Peer Group #2 reflects our product repositioning to the access equipment market.

                                   PROPOSAL 2

                      TO AMEND THE EQUITY COMPENSATION PLAN

         In March 2000, our Board of Directors authorized the adoption of an amendment to the Equity Compensation Plan, which would increase the number of shares reserved for issuance under the plan by a total of 650,000 shares of common stock. Our stockholders are being asked to approve this amendment to the Equity Compensation Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO APPROVE AN INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE EQUITY COMPENSATION PLAN BY A TOTAL OF 650,000 SHARES.

         Our ability to offer stock through options or other equity-based compensation awards has been and will continue to be a necessary and beneficial method by which we can retain the services of employees and attract competent employees and new Board members. Our Board believes that the Equity Compensation Plan will continue to promote our growth and prosperity by providing employees, directors and others with an additional incentive to contribute their best efforts. Our Board believes that equity-based compensation awards create this incentive by providing the recipient with an opportunity to acquire a potential ownership in our company and thus providing a means to participate in our future growth.

         Our Board has determined that retention of qualified employees, and directors is critical to our success. It is a challenge to retain both groups in the extremely competitive employment environment of the Research Triangle Park area in which we operate. We believe these pressures necessitate that we use significant stock options to attract and retain the appropriate skill sets. The proposed amendment will bring the number of shares reserved for issuance under the Equity Compensation Plan to 1,550,000.

         Our Board desires to better balance the perceived ratio of risk to reward in order to retain critical talent without significantly increasing the cash compensation. Future grants under our Equity Compensation Plan will assist us in accomplishing this objective.

SUMMARY

           The table below lists for all of our current executive officers, all current executive officers in total, all current non-employee directors and all other current employees in total the number of shares of our common stock subject to options outstanding as of February 29, 2000:

                                                                  OPTIONS
             NAME                                               OUTSTANDING      DOLLAR VALUE ($) (1)
             ----                                               -----------      --------------------
             Richard P. Clark
             Director                                              36,500           $     378,688

             Dr. John R. Hutchins, III
             Chairman of the Board of Directors                    39,000                 404,625

             Dr. Charles T. Lee
             Director                                              11,667                 121,045

             Alan E. Negrin
             Director                                              20,000                 207,500

             David E. Orr
             Director, President and
             Chief Executive Officer                              400,000               4,150,000

             Dr. J. Richard Jones
             Director and Executive
             Vice President                                       121,204               1,257,492

             David J. McLean
             Vice President of Engineering                        158,365               1,643,037

             Leonard D. Hayes
             Vice President of
             Manufacturing                                        136,671               1,417,962

             Craig M. Swinn
             Vice President of Sales
             and Marketing                                        120,000               1,245,000

             John T. Autrey
             Chief Financial Officer,
             Secretary and Treasurer                               95,000                 985,625

             Loretta M. Woodall
             Vice President of Human Resources                     75,139                 779,567

             Executive officers, as a group                     1,106,379              11,478,682
             Non-executive officer directors, as a group          107,167               1,111,858
             All employees, as a group                          1,836,346              19,052,090
             TOTAL                                              3,049,892             $31,642,630

         (1) The value represents the dollar value of options outstanding times $10.375, the closing price of the stock on 2/29/00.

         Described in the following section are some of the material terms of the Equity Compensation Plan.

DESCRIPTION OF THE PLAN

         The following description of the Equity Compensation Plan is only a summary of some of its terms and provisions, is not intended to be a complete description of the Equity Compensation Plan, and is qualified in its entirety by reference to the full text of the plan.

         The Equity Compensation Plan is not generally subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Equity Compensation Plan is not a qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code").

NATURE AND PURPOSE

         The Equity Compensation Plan provides for the grant of a number of different types of equity-based compensation awards under one plan. Awards under the Equity Compensation Plan may be made to participants in the form of incentive stock options, nonqualified stock options, restricted stock and other forms of equity-based compensation as may be provided and are permissible under the Equity Compensation Plan.

         The Equity Compensation Plan is designed, for the benefit of the Company, to attract and retain for the Company personnel of exceptional ability; to motivate such personnel through added incentives to make a maximum contribution to greater profitability; to develop and maintain a highly competent management team; and to be competitive with other similar companies with respect to executive and non-executive compensation.

ADMINISTRATION

         The Equity Compensation Plan is administered by the Compensation Committee (the "Committee"). Members of the Committee are appointed by the Board from among its members who are "non-employee directors," as required under Rule 16b-3, to serve at the pleasure of the Board, and may be removed by the Board in its discretion. The Committee has the exclusive right to interpret, construe, and administer the Equity Compensation Plan and to select the persons eligible to receive awards. The Committee determines the number of stock options or shares of stock subject to an award and the form, terms, conditions and duration of each award. The Committee's decisions are conclusive, final and binding upon all parties.

         The Committee is given broad discretion under the Equity Compensation Plan to make adjustments to awards under the plan upon any extraordinary event affecting the Company or its financial condition or performance, including, for example, recapitalization or merger transactions or a Change in Control or potential Change in Control of the Company. See "Securities to be Offered", "Types of Awards," and "Effects of Change in Control" below. In addition, the Committee has full power and authority to determine whether, to what extent, and under what circumstances any award under the Equity Compensation Plan may be canceled or suspended.

SECURITIES OFFERED

         An aggregate of 250,000 shares were approved by stockholders on May 19, 1998 to be issued pursuant to the awards granted under the Equity Compensation Plan, as originally adopted. The stockholders approved an amendment on December 7, 1999, increasing the number of shares of common stock reserved for issuance under the Equity Compensation Plan by 650,000 shares. The current proposed amendment of 650,000 shares would bring the number of shares of common stock reserved for issuance up to 1,550,000 shares available for issuance. In addition, the following shares are also available for issuance with respect to the BroadBand Technologies, Inc. 1988 Incentive Stock Option Plan, the BroadBand Technologies, Inc. 1992 Nonqualified Stock Option Plan and the BroadBand Technologies, Inc. Directors' Stock Option Plan (collectively, the "Terminated Option Plans"): as of the effective date of termination of a Terminated Option Plan, (1) the number of shares of Common Stock that are authorized for future issuance under such Option Plan on such date; and (2) any shares of Common Stock represented by outstanding stock options under such Option Plan on such date that subsequently expire, are canceled or are forfeited without the delivery of shares of Common Stock or which result in the forfeiture of shares of common stock back to us will be available for issuance pursuant to the Equity Compensation Plan. Such shares of common stock will be available from authorized and unissued shares. The last sale price of the common stock of the Company on February 29, 2000, as reported on the Over The Counter Bulletin Board, was $10.375 per share. The 1988 Incentive Stock Option Plan, the 1992 Nonqualified Stock Option Plan, and Directors' Stock Option Plans were terminated as to future grants on May 19, 1998.

         The following table summarizes the number of shares available for future grants under the Equity Compensation Plan as of February 29, 2000:

                                                                                      NUMBER OF SHARES AVAILABLE
                                                                                          FOR FUTURE GRANTS
                                     PLAN                                                AT FEBRUARY 29, 2000
                                     ----                                                --------------------

Rollover from 1988 Incentive Stock Option Plan on May 19, 1998                                 123,260
Rollover from 1992 Nonqualified Stock Option Plan on May 19, 1998                              294,149
Rollover from the Directors' Stock Option Plan on May 19, 1998                                  26,834
Equity Compensation Plan on May 19, 1998                                                       250,000
                                                                                               -------
                                                                                               694,243

Amendment to Equity Compensation Plan on December 7, 1999                                      650,000
Grants from May 19, 1998 to February 29, 2000                                               (1,894,050)
Cancellations from May 19, 1998 to February 29, 2000                                           695,233
                                                                                               -------

Total Available for Future Grants under the Equity Compensation Plan                           145,426
                                                                                               =======


         To the extent any shares of common stock or performance shares awarded or subject to purchase under the Equity Compensation Plan are not delivered or purchased, or are reacquired by us, such shares or performance shares will not be charged against the aggregate number of shares available for awards under the Equity Compensation Plan and may again be awarded under the plan. This would occur, for example, upon a forfeiture of restricted stock or termination, expiration, or cancellation of a stock option, stock right, or performance share under the Equity Compensation Plan, or any other termination of an award without payment being made in the form of common stock.

         Proportionate and equitable adjustments will be made by the Committee if certain events that result in changes in the outstanding shares of common stock or that result in exchanges of shares of common stock for a different number or class of common stock or other securities of ours or another corporation. These events include, without limitation, a reorganization or recapitalization or reclassification of its shares, stock split-up, stock dividend, or consolidation of shares of common stock, merger, consolidation, or sale of our assets, or any distribution to stockholders other than a cash dividend. Under such circumstances, adjustments may be made by the Committee in the limitation on the aggregate number of shares of common stock that may be awarded under the Equity Compensation Plan, the number and class of shares that may be subject to an award, the purchase price for shares of common stock under outstanding stock options, and the number of shares to be transferred in settlement of outstanding stock rights, and the terms, conditions, or restrictions of any award or award agreement, including the price payable for the acquisition of common stock.

         The Committee is also authorized to make adjustments in performance-based criteria or in the terms and conditions of other awards under the Equity Compensation Plan in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations, or accounting principles. The Committee may also correct any defects or omissions or reconcile any inconsistencies in the Equity Compensation Plan or any agreement evidencing an award under the Equity Compensation Plan in the manner and to the extent it shall deem desirable to carry it into effect. Moreover, the Committee may, in its discretion, make such adjustments in the terms of awards under the Equity Compensation Plan as it deems appropriate if we assume any outstanding employee benefit plans or awards or the right or obligation to make future awards in connection with the acquisition of any other entity.

ELIGIBLE PARTICIPANTS

         The Committee has the exclusive right to determine those persons eligible to participate in the Equity Compensation Plan and shall select the persons eligible to receive awards. Subject to the foregoing, any team member of the Company, as well as any other person, including directors, may participate in the Equity Compensation Plan if the Committee determines such participation is in the best interest of the Company, subject to any limitations as may be provided by applicable law or the Committee. As of February 29, 2000, the Company has approximately 253 full-time employees, 5 part-time employees and 6 directors, 3 of whom are employees of the Company as of such date.

TYPES OF AWARDS

         The Committee is provided broad discretion to determine the terms and conditions of the various types of awards under the Equity Compensation Plan. Each award granted will be evidenced by a written agreement setting forth the terms and conditions of the award. Each such agreement will also be subject to and incorporate the applicable terms and conditions of the Equity Compensation Plan and any other terms and conditions, not inconsistent with the Equity Compensation Plan, required by the Committee. The various forms of awards that may be made to participants under the Equity Compensation Plan are described below.

INCENTIVE STOCK OPTIONS

         The Company is authorized to grant incentive stock options ("ISOs") that may be entitled to favorable tax treatment under Section 422 of the Code. See "Tax Effects of Equity Compensation Plan Participation" below. ISOs may be granted to eligible participants under the Equity Compensation Plan at such time or times as determined by the Committee until May 18, 2008, subject to certain conditions described below.

         The exercise price of an ISO under the Equity Compensation Plan may not be less than 100% of the fair market value of the Common Stock at the date of grant (110% for 10% owners of the Company). The fair market value of the Common Stock for any day in question will be determined for purposes of the Equity Compensation Plan based upon the closing price of the Common Stock as reported on the exchange on which the Common Stock is traded if the Common Stock is traded on an exchange or on The Nasdaq Stock Market if the Common Stock is traded on The Nasdaq Stock Market, provided at least 100 shares of Common Stock were sold on such date. If there was not a sale of at least 100 shares of Common Stock that day, then the fair market value shall be determined based on the closing price of the Stock on the last day on which there was a sale of at least 100 shares of Common Stock. The Committee is also authorized to establish an alternate method of determining fair market value of the Common Stock.

         An ISO and any related stock right, if any, granted under the Equity Compensation Plan must be exercised in whole or in part from time to time within 10 years from the date of grant (5 years for 10% owners of the Company), or such shorter period specified by the Committee corresponding in the award agreement. Upon a termination of employment of the optionee with the Company, as determined by the Committee in its discretion, the ISO, and any related stock right, will lapse and cease to be exercisable upon, or within such period following, the termination of employment, as determined by the Committee and provided in the award agreement. In no event, however, can the period of time during which an ISO or related stock right remains exercisable following a termination of employment exceed three months, unless employment is terminated because of death or disability of the optionee. Following death or disability, the period of time during which an ISO or related stock right may be exercised cannot exceed one year after the date of death or disability. In no event can the period of time following a termination of employment during which an ISO or related stock right may be exercised extend beyond the original exercise period of the ISO or related stock right.

         The amount of ISOs which are first exercisable by any one participant in any year which may receive favorable tax treatment as ISOs is limited. To the extent that the aggregate fair market value of the shares of Common Stock with respect to which ISOs are first exercisable during any calendar year by an eligible participant exceeds $100,000, such options shall be treated as NQSOs. Similar treatment applies in the event the exercise of an ISO is accelerated by reason of change of control. See "Effects of Change in Control" below. The aggregate fair market value of the Common Stock for these purposes is determined as of the date the ISO is granted.

         Subject to the limitation on the maximum number of shares of Common Stock that may be issuable pursuant to the Equity Compensation Plan, as discussed under "Securities to be Offered" above, the maximum number of shares of Common Stock may be subject to ISO awards under the Equity Compensation Plan. An ISO granted under the Equity Compensation Plan will also be subject to such other terms and conditions which the Committee deems necessary to impose in order to qualify the ISO under Section 422 of the Code, as well as any other terms and conditions not inconsistent with the ISO provisions of the Equity Compensation Plan as determined by the Committee.

         The Committee may combine awards of ISOs to participants under the Equity Compensation Plan with other awards under the Equity Compensation Plan and may provide that all or part of the shares of Common Stock to be issued upon the exercise of an ISO will take the form of deferred stock or restricted stock, as provided for under the Equity Compensation Plan and described below.

NONQUALIFIED STOCK OPTIONS

         The Company may also grant nonqualified stock options ("NQSOs") to eligible participants to purchase shares of Common Stock at such time or times as determined by the Committee. These stock options will not be eligible for the favorable tax treatment available to ISOs under Section 422 of the Code.

         The exercise price of an NQSO under the Equity Compensation Plan will be as established by the Committee in the agreement evidencing the award. Such exercise price will not be limited under the Equity Compensation Plan and may be less than 100% of the fair market value at the time of grant. Thus, discounted stock options providing for an exercise price of less than the fair market value of the Stock at the date of the award may be granted as NQSOs under the Equity Compensation Plan.

         An NQSO under the Equity Compensation Plan, and its related stock right, if any, will be exercisable in full or in part from time to time as specified by the Committee or in the corresponding award agreement. Upon termination of employment of the optionee, the NQSO and any related stock right will lapse and cease to be exercisable upon, or within such period following, such termination of employment, as determined by the Committee and specified in the award agreement.

         An NQSO may also be subject to such other terms and conditions, not inconsistent with the Equity Compensation Plan, as determined by the Committee and specified in the award agreement.

STOCK APPRECIATION RIGHTS

         The Committee is empowered under the Equity Compensation Plan to grant a stock appreciation right (an "SAR") to an eligible participant in connection with an ISO or an NQSO. SARs may also be granted independent of any related stock option.

         An SAR is a stock right granted under the Equity Compensation Plan that provides for an amount payable in shares of Common Stock and/or cash, as determined by the Committee, equal to the excess of the fair market value of a share of Common Stock on the date the stock right is exercised over the exercise price of the SAR or the exercise price of a related stock option to purchase a share of Common Stock. Thus, an SAR granted in conjunction with a stock option will entitle the participant, within the period specified for the exercise of the stock option, to surrender the unexercised stock option, or a portion thereof, and receive in lieu thereof a payment in cash or shares of Common Stock having an aggregate value equal to the amount by which the fair market value of each share of Common Stock exceeds the exercise price per share of Common Stock under the stock option, times the number of shares of Common Stock under the stock option, or portion thereof, that is surrendered.

         Any SAR granted under the Equity Compensation Plan in conjunction with a stock option will be subject to the same terms and conditions as the related stock option, including limits on transferability, and will be exercisable only to the extent the stock option is exercisable. If the related stock option terminates or lapses, the SAR will also terminate or lapse. Upon exercise of an SAR, the number of shares subject to exercise under any related stock option will be reduced automatically by the number of shares of stock represented by the related stock option (or portion thereof) that is surrendered. The grant of SARs related to ISOs under the Equity Compensation Plan must be concurrent with the grant of the related ISOs. For NQSOs, the grant of a related SAR may either be made concurrently with the grant of the NQSO or may be made in connection with NQSOs previously granted that are unexercised and have not terminated or lapsed.

         In addition to the foregoing restrictions, a person subject to Section 16(b) of the Act will be subject to a number of additional requirements imposed by Rule 16b-3, promulgated by the Securities and Exchange Commission under the Act, in connection with the exercise of an SAR.

         The Committee is also empowered under the Equity Compensation Plan, in its sole discretion, to grant limited stock appreciation rights ("Limited SARs"), which will become exercisable only upon a Change in Control, as defined in the Equity Compensation Plan, subject to such terms and conditions as the Committee, in its sole discretion, may specify. Such Limited SARs may be settled only in cash. For further information on Limited SARs and other aspects of the Equity Compensation Plan, which may be triggered by virtue of a Change in Control of the Company, see "Effects of Change in Control" below.

INCIDENTS OF STOCK OPTIONS AND STOCK RIGHTS

         Each stock option (ISO or NQSO) and stock right (SAR or Limited SAR) granted under the Equity Compensation Plan will be subject to such terms and conditions, not inconsistent with the Equity Compensation Plan, as may be determined by the Committee. Such provisions, for example, may require the continued employment of a participant as consideration for the grant or exercise of a stock option or stock right.

         A stock option or stock right under the Equity Compensation Plan will not be transferable by the participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code and ERISA, and will be exercisable during the lifetime of the participant only by the participant or his or her guardian or legal representative. In addition, the Committee may, in its discretion, permit the transfer, without payment of consideration, of an NQSO by a participant to a member of the participant's immediate family or to a trust or partnership whose beneficiaries are members of the participant's immediate family. In such case, the NQSO shall be exercisable only by such transferee.

         The purchase price for shares of Common Stock upon exercise of a stock option under the Equity Compensation Plan will be payable in such amounts, at such times, and upon such terms as will be determined by the Committee. The Committee may establish payment terms for the exercise of stock options that permit the participant to deliver shares of Common Stock with a fair market value equal to the stock option exercise price as payment upon exercise of a stock option.

         No cash dividends will be paid on shares of Common Stock subject to unexercised stock options under the Equity Compensation Plan. The Committee, however, may, in its discretion, provide for the payment of "dividend equivalents" on shares of Common Stock subject to an exercisable stock option under the Equity Compensation Plan. The Committee may also, in its discretion, authorize payment of "interest equivalents" on dividend equivalents under the Equity Compensation Plan.

         To the extent a participant may be required to pay the Company amounts with respect to income and employment tax withholding in connection with the exercise of an NQSO and/or with respect to certain dispositions of Common Stock acquired upon exercise of an ISO, the Committee, in its sole discretion, may permit the participant to satisfy the obligation, in whole or in part, by making an irrevocable election that a portion of the total fair market value of the applicable shares of Common Stock be paid in cash in lieu of the issuance of Common Stock and that such cash payment be applied to the satisfaction of the withholding obligations. Certain restrictions, however, will be applicable with respect to this feature of the Equity Compensation Plan for participants subject to Section 16(b) of the Exchange Act and Rule 16b-3 thereunder.

RESTRICTED STOCK

         Restricted stock awards may be made to participants under the Equity Compensation Plan as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. The Company may award restricted stock either alone, in addition to, or in tandem with other awards granted under the Equity Compensation Plan and/or cash payments made outside of the Equity Compensation Plan.

         A restricted stock award under the Equity Compensation Plan will be an award of Common Stock issued with the restriction that the holder may not sell, transfer, pledge, or assign such stock and with such other restrictions as the Committee, in its sole discretion, may impose. These other restrictions may include without limitation, a restriction on the right to vote such shares to the extent, if any, such shares possess voting rights and the right to receive cash dividends. The restrictions may lapse separately or in combination and at such time or times as the Committee may determine appropriate.

         In addition to determining the applicable restrictions on restricted stock, which restrictions may include service or performance restrictions, the Committee may also in its discretion determine the purchase price, if any, to be paid for such restricted stock, the length of the time during which the restrictions will apply, and whether dividends and other distributions on the restricted stock will be paid currently to the participant or paid to the Company for the account of the participant.

         A participant receiving an award of restricted stock under the Equity Compensation Plan must accept the award within 60 days, or such shorter period as the Committee may specify, after the date of the award, by executing an award agreement and paying the purchase price, if any, for the restricted stock. Upon termination of employment of a participant with the Company prior to the lapse of restrictions, all shares of restricted stock then held by the participant will be forfeited, unless otherwise provided in the award agreement or determined by the Committee.

         Except as otherwise provided in the Equity Compensation Plan, no shares of restricted stock received by a participant may be sold, exchanged, transferred, pledged, or otherwise disposed of during the restriction period. The Committee in its discretion may waive applicable restrictions in cases of special circumstances. In its discretion, the Committee may also waive any remaining restrictions on restricted stock upon hardship or other special circumstances of a participant whose employment with the Company is involuntarily terminated.

         Unless otherwise provided, a participant receiving an award of restricted stock will have all the rights of a holder of the Common Stock with respect to such restricted stock, including the right to vote the shares to the extent, if any, such shares possess voting rights and the right to receive any dividends thereon. The Committee may require, however, that any dividends be deferred automatically and reinvested in additional restricted stock or may require that dividends and other distributions on restricted stock be paid to the Company for the account of the participant. If all of the restrictions applicable to restricted stock expire without a forfeiture of the restricted stock, unrestricted certificates for such shares will be delivered to the participant.

         To better ensure that award payments actually reflect performance of the Company and the service of the participant, the Committee in its discretion may provide for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Common Stock, to the recipient of a restricted stock award, subject to such performance, future service, deferral, and other terms and conditions as may be specified by the Committee.

DEFERRED STOCK

         The Equity Compensation Plan also empowers the Company to issue shares of deferred stock to participants under the plan. Deferred stock awards may be issued either alone or in addition to other awards granted under the Equity Compensation Plan, as determined by the Committee in its sole discretion. The Committee is empowered to determine the individuals to whom, and the time or times at which, awards of deferred stock may be made, the number of shares to be awarded, the price, if any, to be paid for the deferred stock, the time or times within which such awards may be subject to forfeiture, whether shares of deferred stock will accrue cash dividend equivalents, and all other conditions of the deferred stock awards. The Committee may also condition awards of deferred stock upon the attainment of specified performance goals or such other factors or criteria as the Committee may determine.

         Subject to the provisions of the Equity Compensation Plan and the applicable award agreement, deferred stock awards may not be sold, transferred, pledged, assigned, or otherwise encumbered during the deferral period, as specified by the Committee. Upon the expiration of the deferral period, certificates for shares of Common Stock will be delivered to the participant representing the number of shares of Common Stock covered by the deferred stock award. The Committee, in its discretion, however, at or after grant, may accelerate the vesting of all or any part of any deferred stock award and/or may waive the deferral limitations for all or any part of such award.

         Upon termination of employment of a recipient of a deferred stock award with the Company, the deferred stock covered by an award will be forfeited by the participant, unless otherwise provided in the Equity Compensation Plan or the applicable award agreement. The Committee in its discretion, however, at or after grant, may provide for accelerated vesting in the event of special circumstances as determined by the Committee. The Committee may also require that a certain percentage of the fair market value of deferred stock shares be paid in the form of cash in lieu of shares of Common Stock and that such cash payment be applied to the satisfaction of all applicable federal and state income and employment tax withholding obligations that arise at the time the deferred stock becomes free of all restrictions.

         A participant receiving a deferred stock award may elect to further defer receipt of deferred stock for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee. Unless otherwise determined by the Committee, such election must be made at least 12 months prior to completion of the deferral period for the deferred stock award in question, or for the applicable installment of such an award.

         To better ensure that the award actually reflects the performance of the Company and the service of the participant, the Committee, in its discretion, may provide for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Common Stock, to the recipient of a deferred stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

STOCK AWARDS

         The Company may grant an award of Common Stock under the Equity Compensation Plan in payment of compensation that has been earned or as compensation to be earned, including without limitation, compensation awarded concurrently with or prior to the grant of the stock award. In determining the value of the stock award, the shares of Common Stock subject to such award will be valued at not less than 100% of the fair market value of such shares of Common Stock on the award date, regardless of whether such shares of Common Stock are then issued or transferred to the participant and whether or not such shares of Common Stock are subject to restrictions that affect their value.

         Shares of Common Stock subject to a stock award may be issued to the participant at the time the award is granted, or at any time subsequent thereto, or in installments from time to time, as determined by the Committee. To the extent the shares of Common Stock subject to a stock award are not issued to the participant at the time the award is granted, dividend equivalents may be issued to the participant as determined by the Committee. In the Committee's discretion, any issuance payable in shares of Common Stock under a stock award may be paid in cash on the date delivery of shares would otherwise have been made.

         A stock award will be subject to such terms and conditions, including without limitation, restrictions on the sale or other disposition of the stock award or the shares of Common Stock issued pursuant thereto, as determined by the Committee. Upon issuance of shares to a participant pursuant to a stock award, the participant will become a holder of the Common Stock fully entitled to receive dividends, to vote to the extent, if any, such shares possess voting rights and to exercise all of the rights of a stockholder, except to the extent otherwise provided in the stock award.

PERFORMANCE SHARES

         Awards of performance shares may be made to participants under the Equity Compensation Plan as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. Awards of performance shares may be made either alone, in addition to, or in tandem with other awards granted under the Equity Compensation Plan and/or cash payments made outside of the Equity Compensation Plan.

         A performance share under the Equity Compensation Plan will be an award of a unit valued by reference to a designated number of shares of Common Stock, which value may be paid to the participant by the delivery of such cash or Common Stock, or any combination thereof as determined by the Committee, upon achievement of such performance objectives during the applicable performance period as the Committee may establish at the time of the award grant or thereafter. The Committee in its sole discretion may determine the participants to whom awards of performance shares will be made, the performance period, and/or the performance objectives applicable to such awards, the form of settlement of a performance share, and any other terms and conditions of such awards. Performance periods may overlap, and participants may participate simultaneously with respect to performance shares for which different performance periods are prescribed.

         The Committee in its sole discretion will determine the performance objectives relating to awards of performance shares. These objectives may vary from participant to participant and between awards and will be based upon such performance criteria or combination of factors as the Committee may deem appropriate. For example, such performance criteria may include minimum earnings per share or return on equity. The Committee is empowered to revise such performance objectives during the applicable performance period if significant events occur that the Committee expects to have a substantial effect on the applicable performance objectives during such period. The Committee may also provide for the pro-ration of performance shares if a participant terminates service with the Company during a performance period because of special circumstances in which the Committee, in its discretion, finds that a waiver is appropriate. If a participant terminates service with the Company during a performance period for any other reason, then such participant will not be entitled to any payment with respect to that performance period, unless otherwise determined by the Committee.

         The Committee is also authorized to approve requests by participants to defer payment of performance shares on terms and conditions approved by the Committee and set forth in an award agreement entered into in advance of the time of receipt or constructive receipt of payment by the participant.

OTHER STOCK-BASED AWARDS

         The Equity Compensation Plan also authorizes the grant of other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock. These other stock-based awards will include without limitation convertible preferred stock, convertible debentures, exchangeable securities, phantom stock, and stock-award options valued by reference to book value or performance. Other stock-based awards may be granted either alone or in addition to or in tandem with other awards granted under the Equity Compensation Plan and/or cash awards made outside of the Equity Compensation Plan.

         The Committee in its sole discretion is empowered to determine the participants eligible to receive other stock-based awards, the time or times at which such awards may be made, the number of shares of Common Stock subject to such awards, and all other terms and conditions of such awards. The provisions of other stock-based awards need not be the same with respect to each recipient.

         Shares of Common Stock subject to other stock-based awards may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date on which any applicable restriction, performance, or deferral period lapses. Interest or dividend equivalents may be payable with respect to other stock-based awards in the discretion of the Committee. The Committee may also determine whether any other stock-based award will be subject to vesting or forfeiture provisions, and the effects of termination of employment upon such awards.

EFFECTS OF CHANGE IN CONTROL

         The Committee is granted broad discretion under the Equity Compensation Plan to deal with awards under the Equity Compensation Plan in the event of a Change in Control of the Company, as defined in the Equity Compensation Plan. For these purposes, a "Change in Control" will be deemed to have occurred if (a) any person, including a group, but not the Company or any subsidiary or employee benefit plan thereof, consummates a tender or exchange offer for shares of the Common Stock pursuant to which at least fifty percent (50%) of the outstanding shares of the Common Stock are purchased, or such person, together with its affiliates and associates, becomes the beneficial owner of at least fifty percent (50%) of the Common Stock; or (b) the consummation of a merger or consolidation of the Company with or into another corporation if the Company's stockholders immediately prior to the transaction do not own at least fifty percent (50%) of the surviving company's outstanding stock immediately following the transaction, a sale or other disposition of all or substantially all of the Company's assets, or the liquidation of the Company; or (c) during any period of twenty-four (24) consecutive months the incumbent directors at the beginning of such period cease for any reason other than death to constitute at least a majority of the Board, provided that a director will be deemed to be an incumbent director if such director, although not a director at the beginning of such 24-month period, was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors then qualified as incumbent directors.

         Upon the occurrence of a Change in Control, the Committee in its discretion may declare any and all then outstanding stock options not previously exercisable and vested as immediately exercisable and fully vested, in whole or in part. In addition, under such circumstances the Committee may also in its discretion declare the restrictions applicable to awards of restricted stock, or other stock-based awards to have lapsed. The Committee in its discretion may also direct that the value of all outstanding stock options, stock rights, restricted stock, deferred stock, performance shares, stock awards, and other stock-based awards, in each case to the extent vested, be cashed out on the basis of the change in control price, less the exercise price under such award, as of the date such change in control is determined to have occurred. For these purposes, "Change in Control Price" means the highest price per share of Common Stock paid in any transaction reported on The Nasdaq Stock Market or any exchange on which the stock is traded, or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the 60-day period immediately preceding the occurrence of the Change in Control as determined by the Committee.

         In addition to the effects of a Change in Control upon an award under the Equity Compensation Plan, the plan also allows the Committee in its sole discretion to grant Limited SARs, which become exercisable only in the event of a Change in Control, subject to such terms and conditions as the Committee, in its sole discretion, may specify. Limited SARs will be settled solely in cash. A Limited SAR will entitle the holder of the related stock option to surrender such stock option, or any portion thereof, to the extent unexercised, and to receive a cash payment equal to the difference between the SAR fair market value, at the date of surrender, of a share of Common Stock for which the surrendered stock option or portion thereof is then exercisable, and the price at which a participant could exercise a related stock option to purchase the share of Common Stock. For these purposes, the "SAR Fair Market Value" means a value established by the Committee for the exercise of an SAR or Limited SAR.

AMENDMENT AND TERMINATION

         The Equity Compensation Plan will continue in effect until terminated by the Company as provided in the Equity Compensation Plan. Notwithstanding the perpetual nature of the Equity Compensation Plan, ISOs may only be granted under the Equity Compensation Plan until May 18, 2008.

         Upon the recommendation of the Committee, or otherwise, the Board may amend the Equity Compensation Plan. To the extent required by Rule 16b-3 under the Exchange Act, no amendment to the Equity Compensation Plan may be made without approval by the Company's stockholders that would make certain changes, including altering the group of persons eligible to participate in the Equity Compensation Plan, increasing the maximum number of shares of Common Stock available for awards under the Equity Compensation Plan (except as otherwise provided in the Equity Compensation Plan), extending the period during which ISOs may be granted under the Equity Compensation Plan, limiting or restricting the powers of the Committee in administering the Equity Compensation Plan, changing the definition of participants eligible for ISOs or increasing the limit or value of shares of Common Stock for which eligible participants may be granted ISOs under the Equity Compensation Plan, materially increasing the benefits accruing to participants under the Equity Compensation Plan, materially modifying the requirements of eligibility for participation in the Equity Compensation Plan, or changing the amendment provisions of the Equity Compensation Plan.

         Notwithstanding the foregoing, no amendment to or discontinuation of the Equity Compensation Plan or any provision thereof may adversely affect any award previously granted to a participant under the Equity Compensation Plan, without the written consent of such participant. The Committee is empowered to determine whether an amendment or discontinuation adversely affects any existing award. Notwithstanding the foregoing, the Committee retains the power to (a) annul any award if the participant is terminated for cause as determined by the Committee; (b) provide for the forfeiture of shares of Common Stock or other gain under an award as determined by the Committee for competing against the Company; and (c) convert any outstanding ISO to an NQSO. If an acceleration event (Change in Control) has occurred, no amendment or termination will impair the rights of any person with respect to an outstanding award as discussed under "Effects of Change in Control" above.

RESALE RESTRICTIONS

         Participants under the Equity Compensation Plan may be restricted under certain circumstances in their ability to resell shares of Common Stock purchased or awarded under the Equity Compensation Plan. Resale restrictions may be imposed by virtue of the provisions of the Equity Compensation Plan and the applicable award agreement and/or by application of the federal and state securities laws.

         A participant acquiring shares of Common Stock granted pursuant to a stock award under the Equity Compensation Plan or upon exercise of a stock option granted under the Equity Compensation Plan will hold such shares subject to any applicable restrictions imposed in the Equity Compensation Plan and/or by the Committee. For example, the Committee is authorized to grant awards of restricted stock under the Equity Compensation Plan. Shares of Common Stock issued pursuant to a restricted stock award will be issued with the restriction that the holder may not sell, transfer, pledge or assign such stock and with such other restrictions as the Committee, in its sole discretion, may impose. Such restrictions may lapse separately or in combination and at such time or times as the Committee may deem appropriate. If and when the applicable restriction period expires without a prior forfeiture of the restricted stock, unrestricted certificates for the applicable shares of Common Stock will be delivered to the participant granted the restricted stock award. Similar resale restrictions may also be applicable to other awards under the Equity Compensation Plan.

TAX EFFECTS OF EQUITY COMPENSATION PLAN

         The following discussion of the federal income tax consequences of awards granted under the Equity Compensation Plan is intended only as a summary of the present federal income tax treatment of stock options (ISOs and NQSOs), stock rights (SARs and Limited SARs), and other stock awards under the Equity

Compensation Plan. The federal income tax laws pertaining to the Equity Compensation Plan are highly technical, and such laws are subject to change at any time. Some variations on the federal income tax effects of Equity Compensation Plan participation described below may occur with respect to participation by persons subject to Section 16(b) of the Exchange Act.

INCENTIVE STOCK OPTIONS

         Although the Company has obtained neither a letter ruling from the Internal Revenue Service (the "IRS") nor an opinion of counsel stating that the ISO provisions of the Equity Compensation Plan constitute an incentive stock option plan under the Code, it is expected that the options granted under the ISO provisions of the Equity Compensation Plan will qualify as ISOs for federal income tax purposes. It is also expected that options granted under the ISO provisions of the Equity Compensation Plan in tandem with stock rights will likewise qualify as ISOs for federal income tax purposes as long as the stock rights expire with the underlying option, and the rights may be exercised only when the market price of the stock subject to the option exceeds the exercise price of the option.

         In general, no taxable income will be realized by an optionee, and no federal income tax deduction will be allowed to the Company, upon the grant or exercise of an ISO. The federal income tax consequences of a disposition of Common Stock received pursuant to the exercise of an ISO will depend upon whether the optionee has held the shares for the requisite holding period. If the optionee disposes of such shares after the later to occur of: (i) two (2) years from the date of the grant of the ISO or (ii) one (1) year after the date of the transfer of the shares to him (the "Holding Period"), then the optionee will be taxed according to the rules of sales and exchanges generally. The amount subject to tax will be the difference between the amount realized and the optionee's cost basis in the shares of Common Stock, which difference will be a capital gain if the shares are held as a capital asset. In such event, the Company will not be entitled to a tax deduction by reason of the disposition. For purposes of this discussion, "disposition" means a lifetime transfer of legal title, such as by sale, exchange, or gift, but does not include a transfer that is triggered by death, such as one by bequest or inheritance or one made by a decedent to his estate.

         The Holding Period will not apply to an ISO that is exercised after the optionee's death by his estate or by a person who acquired the right to exercise it by bequest or inheritance, or otherwise by reason of the optionee's death. The Holding Period will apply if the optionee dies after he exercises his ISO. In that case, his estate, or any other person holding the shares acquired pursuant to the ISO, must either hold the shares for the applicable Holding Period or suffer the tax consequences discussed below for a "disqualifying disposition."

         A "disqualifying disposition" takes place if the optionee makes a disposition of the shares of Common Stock acquired through the exercise of an ISO before satisfying the Holding Period. If a "disqualifying disposition" occurs, the optionee must include as ordinary income the gain realized on that disposition to the extent of the lesser of (i) the fair market value of the Common Stock on the date of exercise of the ISO minus the option price; or (ii) the amount realized on the disposition minus the option price. Upon the occurrence of a "disqualifying disposition," the Company will be entitled to deduct, as compensation paid, the amount so included as ordinary income by the optionee.

         Under the Equity Compensation Plan, an optionee who exercises an option may be allowed to pay for his shares with cash or with shares of Common Stock, including shares acquired in a prior ISO exercise. Generally, such payment would not give rise to recognition by the optionee of a gain or loss. If, however, an optionee exercises an option and pays for the shares upon exercise with shares that the optionee acquired in a prior ISO exercise but has not held for the requisite Holding Period, the optionee will be taxed on the disposition of the shares acquired in the prior ISO exercise as if a "disqualifying disposition" of those shares had occurred.

         In order for an ISO granted under the Equity Compensation Plan to be governed by the general rules pertaining to ISOs, the optionee must be an employee of the Company for the entire time from the date the ISO is granted until three (3) months before its exercise. An optionee who is disabled has twelve (12) months rather than three (3) months after leaving employment to exercise his ISOs. These employment requirements do not apply if the optionee dies before exercising an ISO, but in such circumstances the employment requirement must have been met by the employee at his death.

         The federal alternative minimum tax consequences of the exercise of an ISO under the Equity Compensation Plan may differ from the federal income tax consequences of such exercise. The alternative minimum tax consequences of the disposition of shares acquired upon the exercise of an ISO may also differ from the regular income tax consequences of such disposition. The difference between the option price and the fair market value of the shares upon exercise will be a preference item subject to the federal alternative minimum tax. For purposes of the individual alternative minimum tax, the income tax rules governing the transfer of property in connection with the performance of services apply, not the regular income tax rules applicable only to ISOs. For example, if an optionee acquires shares pursuant to the exercise of an ISO under the Equity Compensation Plan and disposes of the shares in the same taxable year, tax treatment under the regular income tax and the alternative minimum tax will be the same. If, however, the shares are disposed of in a disqualifying disposition in a later taxable year, the difference between the option price and the fair market value of the shares will be included in alternative minimum taxable income in the year of exercise and in regular taxable income, but not in alternative taxable income, in the year of the disposition. Similarly, if an optionee acquires shares pursuant to the exercise of an ISO under the Equity Compensation Plan and disposes of the shares after the Holding Period is satisfied, the difference between the option price and the fair market value of the stock at the time of exercise will be included in alternative minimum taxable income, but not in regular taxable income, in the year of exercise, and for alternative minimum tax purposes the cost basis of the shares will be the sum of the option price and the amount of income included in alternative minimum taxable income in the year of exercise.

NONQUALIFIED OPTIONS

         Holders of NQSOs will not be entitled to the special tax treatment afforded by Sections 421 and 422 of the Code in connection with ISOs. Under the Code, an optionee granted an NQSO will realize no taxable income upon receipt of the NQSO, but will not be deemed to have realized ordinary taxable income equal to the excess of the fair market value of the stock acquired at the time of the exercise of the NQSO, over the option price paid, unless at the time of exercise the stock remains subject to a "substantial risk of forfeiture" as defined in
Section 83 of the Code. Whether an optionee who exercises an NQSO under the Equity Compensation Plan will acquire the stock subject to such risk will depend upon the terms of the NQSO award as determined by the Committee. For a complete discussion of the income tax treatment when a participant acquires Common Stock subject to a "substantial risk of forfeiture," see "Restricted Stock" below. The Company is required for federal income tax purposes to withhold tax on the amount of income realized by the optionee in the transaction. The Company will be entitled to a deduction for federal income tax purposes in the year the optionee must report the income in an amount equal to the ordinary income realized by the optionee as a result of exercise of his NQSO.

         An optionee's tax basis in shares acquired upon the exercise of an NQSO will be the fair market value of such shares used to determine the amount of ordinary taxable income reported by the optionee with respect to the exercise of the NQSO. Upon any sale of such shares of Common Stock, the optionee's gain or loss will therefore equal the difference between the sale price and such tax basis. Any such gain or loss will be short-term or long-term capital gain or loss, depending on whether the shares have been held for more than the long-term capital gain holding period. In general, when an NQSO is exercised by the exchange of previously acquired stock, the optionee receives a tax-free exchange and basis carryover for old shares for an equivalent number of new shares. The basis for any additional shares will equal the sum of the amount included in gross income by reason of the exercise of the NQSO, plus any amount of cash paid by the optionee upon the exercise of the NQSO.

STOCK RIGHTS

         The grant of a stock right to a participant under the Equity Compensation Plan will not require recognition of taxable income. Upon the exercise of a stock right, however, payments received by the participant will be included in that participant's income as compensation in that year. If payment is made in cash, that amount of cash must be recognized as income. If the stock right is paid in the Company's Common Stock, income will be recognized in the amount of the Common Stock's fair market value. The Company will be entitled to a deduction for compensation in an equal amount, to be recognized in its taxable year in which the participant's taxable year of income inclusion ends. Upon the sale of any Common Stock acquired by the exercise of stock rights, the participant will realize gain or loss equal to the difference between the amount realized on the sale and the participant's basis in such stock.

RESTRICTED STOCK

         A recipient of restricted stock, or any other stock award under the Equity Compensation Plan that is subject to a "substantial risk of forfeiture," generally will be subject to federal income tax at ordinary income rates on the excess of the fair market value of the restricted stock or other stock award, at such time that the stock is no longer subject to forfeiture and restrictions on transfer for purposes of Section 83 of the Code ("restrictions"), over the purchase price, if any, of such restricted stock or other stock award. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the shares will have ordinary taxable income on the date of transfer of the shares equal to the excess of the fair market value of such shares on the transfer date, determined without regard to the restrictions, over the purchase price, if any, of such restricted stock or other stock award. No additional ordinary taxable income will then be recognized when the restrictions expire, although any gain on the disposition of the stock will be subject to tax as discussed below. If the shares subject to such election are forfeited, the recipient will only be entitled to a deduction, refund, or loss for tax purposes equal to the purchase price, if any, of the forfeited shares, regardless of whether the recipient made an election Section 83(b) of the Code.

         Upon the sale of any Common Stock following the expiration of the forfeiture period for restricted stock or other stock award or upon the sale of Common Stock for which a timely election under Section 83(b) of the Code was made, the participant will realize capital gain or loss equal to the difference between the amount realized on the sale and the participant's basis in such stock. The Holding Period to determine whether the participant has long-term or short-term capital gain will generally begin when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant timely elects to be taxed as of the date of transfer of the shares, the Holding Period will commence on such date, and the tax basis will be equal to the fair market value of the shares on such date, determined without regard to the restrictions.

         The Company will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the restricted stock or other stock award. The Equity Compensation Plan requires any participant exercising an award to give the Committee prompt written notice of any election made by the participant under Section 83(b) of the Code.

DEFERRED STOCK

         The recipient of a deferred stock award under the Equity Compensation Plan will generally be subject to tax at ordinary income rates on the fair market value of the deferred unrestricted stock on the date that such stock is transferred to the participant under the award, and the holding period for purposes of determining capital gain or capital loss on any subsequent sale of such stock will also commence on such date. Upon the sale of any Common Stock acquired pursuant to a deferred stock award, the participant will realize gain or loss equal to the difference between the amount realized on the sale and the participant's basis in such stock. The tax basis for such shares will generally be based on the fair market value of such shares on the date the deferred unrestricted stock is transferred to the participant. The Company will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the deferred stock award.

STOCK AWARDS

         Unrestricted awards of Common Stock will be taxable to the participant and deductible by the Company at the time of the award in an amount equal to the fair market value of the shares at that time. If the shares are subject to forfeitability and nontransferability restrictions, the participant may either elect immediate taxability in an amount equal to the fair market value of the shares at the time of the award, less any payment therefor, or delay the recognition of taxable income in an amount equal to the fair market value of the shares, less the purchase price, if any, when the restrictions lapse. See "Restricted Stock" above. Upon a sale of shares received as a stock award, the participant will realize capital gain or loss in an amount equal to the difference between the amount realized and the participant's tax basis, which is generally the amount of ordinary income previously recognized plus any cash payment. The Company will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the stock award.

PERFORMANCE SHARES

         A participant granted an award of performance shares will not recognize income at the time of grant but generally will recognize ordinary income when the award is settled, either at the conclusion of the performance period or at the end of the deferral period elected by a participant. The amount of ordinary income recognized will be equal to the sum of the cash received, if any, plus the then fair market value of the shares of stock of the Company received. The Company will be entitled to a deduction for federal income tax purposes in the year the participant is taxable in an amount equal to the ordinary income realized by the participant as a result of the performance share award.

DIVIDENDS AND DIVIDEND EQUIVALENTS

         Dividends paid on restricted stock or other stock awards transferred to a participant under the Equity Compensation Plan will generally be treated as compensation that is taxable as ordinary income to the participant and deductible by the Company, subject to applicable withholding requirements, unless the participant makes a timely election under Section 83(b) of the Code, in which case the dividends will be treated as dividends that are taxable as ordinary income to the participant but not deductible by the Company. If dividend equivalents are credited with respect to an award under the Equity Compensation Plan, such equivalents will be taxed at ordinary income rates when paid to the participant and will generally be deductible by the Company at that time, subject to applicable withholding requirements.

PAYMENTS UPON CHANGE IN CONTROL

         The Equity Compensation Plan authorizes the acceleration of payment of awards and related shares of Common Stock in the event of a Change in Control of the Company, as defined in the Equity Compensation Plan. Such acceleration of payment may cause part or all of the consideration involved to be treated as a "parachute payment" under the Code, which may subject the recipient thereof to a twenty percent (20%) excise tax and which may not be deductible by the Company for federal income tax purposes.

         No determination has been made with respect to any other awards which may be made under the Equity Compensation Plan in the future. Such future awards will be determined in accordance with the terms of the Equity Compensation Plan, which are described above, as amended. Consequently, it is not possible to determine the benefits or amounts that will be received by or allocated to any executive officers or employees of the Company or other persons pursuant to the Equity Compensation Plan in the future.

                                   PROPOSAL 3

          TO RATIFY THE SELECTION OF THE INDEPENDENT PUBLIC ACCOUNTANTS

         Ernst & Young LLP has served as our independent auditors since 1988. They were recommended by the Audit Committee, selected by our directors and ratified by our stockholders as auditors for the year ended December 31, 1999. Representatives of Ernst & Young will be present at the Annual Meeting of the Stockholders and will have an opportunity to respond to stockholder questions and make a statement if they so desire. The Audit Committee has recommended to the Board of Directors that Ernst & Young be appointed independent auditors for the year ending December 31, 2000. The Board has approved that recommendation, subject to approval by our stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ERNST & YOUNG LLP AS OUR AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.


                              STOCKHOLDER PROPOSALS

         If you would like to include proposals in our proxy materials for the 2001 Annual Meeting of Stockholders, you must send them to us by January 31, 2001 for us to consider them for possible inclusion. Stockholders who intend to present a proposal at the 2001 Annual Meeting of Stockholders without inclusion of such proposal in our proxy materials are required to provide notice of such proposal to us no later than March 31, 2001. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Any such proposal should be sent to the Secretary of Pliant Systems at P.O. Box 13737, Research Triangle Park, NC 27709-3737.


                                 OTHER BUSINESS

         We are not aware of any other matters to be presented at the 2000 Annual Meeting. If any other matters do properly come before the Annual Meeting, the persons named as proxies will vote upon these matters using their best judgment.




                                           John T. Autrey
                                           Secretary

Dated:  March 30, 2000


         You may obtain, without charge, our Annual Report to the SEC (Form 10-K) by writing to the Chief Financial Officer, Pliant Systems, Inc., P.O. Box 13737, Research Triangle Park, NC 27709-3737; or you may download an electronic copy by visiting our web site at www.pliantsystems.com.

*******************************************************************************
                                    APPENDIX


                                 (FRONT BOTTOM)
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 16,2000

                              PLIANT SYSTEMS, INC.
                            4024 STIRRUP CREEK DRIVE
                          DURHAM, NORTH CAROLINA 27703

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PLIANT SYSTEMS, INC.

The undersigned stockholder of Pliant Systems, Inc. hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement and hereby constitutes and appoints David E. Orr and John T. Autrey, and each of them attorneys and proxies with full power of substitution to act and vote the shares of the undersigned at the Annual Meeting of Stockholders of the said corporation to be held Tuesday May 16, 2000 at 10:00 a.m. and at any adjournment or adjournments thereof.

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
        Any proxy previously given by the undersigned is hereby revoked.

                              PLIANT SYSTEMS, INC.
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS


VOTE ON DIRECTORS

1.   Electing Dr. John R. Hutchins, III and David E. Orr as Class III Directors to serve for three-year terms.

     [   ]FOR all nominees listed above         [    ] WITHHOLD AUTHORITY to vote for nominee(s) listed above

     [   ]WITHHOLD AUTHORITY to vote for the nominee(s) listed below; and vote FOR all other nominees:
         ------------------------------------------------------------------


VOTE ON PROPOSALS

2. Approving an amendment to the Company's Equity Compensation Plan increasing the number of shares of the Company's Common Stock reserved for issuance thereunder by 650,000 shares.

     [   ] FOR                         [    ] AGAINST          [      ] ABSTAIN

3.       Ratifying the selection of Ernst & Young LLP as auditors for 2000.

     [   ] FOR                         [    ] AGAINST          [      ]  ABSTAIN

4. In their discretion with respect to any other business to come before the meeting or any adjournments thereof.

                                  (BACK BOTTOM)

This proxy will be voted as indicated below. In the absence of any direction to the contrary, the proxyholders will vote this proxy for the election of the nominees listed below as directors, for approval of the other matters listed below, and in their discretion with respect to any other matters which properly come before the meeting. If before or at the time of the meeting any of the nominees listed has become unavailable for any reason, the proxyholders have the discretion to vote for a substitute nominee.

NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES                 Number of Shares:  [_____]

Please check box if you will attend the Annual Meeting in person. [_______]
Please complete, sign, date and return this proxy promptly using the enclosed
envelope.                                                                      [________________________________] [______]
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                     Signature (Please sign within box)  Date
                                                                               [_________________________________] [_____]
                                                                                        Signature (Joint Owners)    Date





                                                                                        IMPORTANT: Please sign your name
                                                                                        exactly as it appears on your
                                                                                        certificate. Please add your full
                                                                                        title to your signature.
                                                                                        Executors, administrators,
                                                                                        trustees and other fiduciaries
                                                                                        should so indicate when signing
                                                                                        and furnish proof of such
                                                                                        fiduciary capacity. All persons
                                                                                        signing on behalf of corporations
                                                                                        and/or partnerships should so
                                                                                        indicate when signing.

                                                                                        NOTE: If you receive more than
                                                                                        one proxy, please date and sign
                                                                                        each one and return all proxies
                                                                                        in the same envelope.